UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2019

INTERFACE INC
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2019 (the “Signing Date”), Interface, Inc. (“the Company”) entered into a First Amendment to its Second Amended and Restated Syndicated Facility Agreement (the “First Amendment”), with certain of its wholly-owned foreign subsidiaries as co-borrowers (together with the Company, collectively, the “Borrowers”), its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders signatory thereto. The purpose of the First Amendment is to provide for certain amendments, as requested by the Company, to that certain Second Amended and Restated Syndicated Facility Agreement, dated as of August 7, 2018 (the “Existing Facility Agreement”; as amended by the First Amendment referred to herein as the “Amended Facility Agreement”), including but not limited to the following:

•
the amendment of certain covenants in the Facility Agreement to add new exceptions which will allow the Company and its subsidiaries to accomplish certain intercompany investments and other intercompany transactions desired to be made by the Company and its subsidiaries, and

•
amendments to add provisions relating to treatment of certain qualified financial contracts, to modify certain existing provisions dealing with the replacement of LIBOR as a benchmark interest rate with an alternative benchmark rate in the event that LIBOR in the future ceases to be available as a bench mark rate.

Capitalized terms used herein and not defined herein have the meanings assigned to such terms in the Amended Facility Agreement.

The foregoing description of the First Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.05        COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

        On December 23, 2019, the Company committed to a new restructuring plan that continues to focus on efforts to improve efficiencies and decrease costs across its worldwide operations, and more closely align its operating structure with its business strategy. The plan involves a reduction of approximately 105 employees and early termination of two office leases. As a result of this plan, the Company expects to incur a pre-tax restructuring charge in the fourth quarter of 2019 of approximately $8.8 million. The charge is comprised of severance expenses ($8.6 million) and lease exit costs ($0.2 million).

The restructuring plan is expected to result in future cash expenditures of approximately $8.8 million for payment of the employee severance and lease exit costs, as described above. The Company expects to complete the restructuring plan in fiscal year 2020, and expects the plan to yield annualized savings of approximately $6.0 million. A portion of the annualized savings is expected to be realized on the income statement in fiscal year 2020, with the remaining portion of the annualized savings expected to be realized in fiscal year 2021.

ITEM 2.06        MATERIAL IMPAIRMENTS.

        On December 23, 2019, the Company recorded non-cash charges of $5.0 million primarily related to adjusting the carrying value of certain insurance related assets.

        This Current Report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above. In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, as updated by the additional risk factor included in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, which discussion is incorporated herein by this reference. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this report except as required by law and cautions readers not to place undue reliance on any such forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1	First Amendment to Second Amended and Restated Syndicated Facility Agreement, dated as of December 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Bruce A. Hausmann
Bruce A. Hausmann
Chief Financial Officer
Date: December 23, 2019